Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1999, except as to Note 6, which is as of March 16, 1999, which appears on page F-2 of Mannatech, Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-24657) filed with the Securities and Exchange Commission on March 31, 1999.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Dallas, Texas
January 12, 2000